UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006

CLARK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31256	52-2103926
(State or other jurisdiction of incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)
102 South Wynstone Park Drive North Barrington, Illinois		60010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 304-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 14, 2006, Clark, Inc. through its operating subsidiary, Clark Consulting, Inc. (the “Company”) entered into an agreement that amends and extends its Senior Credit Facility. The Third Amended and Restated Credit Agreement (the “Credit Agreement”) dated September 8, 2006, is among the Company, as borrower, JP Morgan Chase Bank, NA, as Agent and Swing Line Leader, LaSalle Bank National Association and Charter One Bank, NA, as Syndication Leaders. The other bank participants are Fifth-Third Bank, The Frost National Bank, MB Financial Bank and Associated Bank. The amount available under the Credit Agreement is $111.6 million with the ability to extend to $120 million.

On September 14, 2006, the Company issued a press release announcing the Credit Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference. The Company anticipates that it will file the Credit Agreement as an exhibit to its quarterly report on Form 10-Q for the period ending September 30, 2006.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
 UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits

Exhibit Number	Description
99.1	Press release dated September 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARK, INC.

Date: September 20, 2006	By:/s/ Jeffrey W. Lemajeur
Jeffrey W. Lemajeur
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
99.1	Press release dated September 14, 2006.